EXHIBIT 99.1

FOR IMMEDIATE RELEASE: October 10, 1997



                  PSYCHROMETRIC SYSTEMS, INC. ACQUIRES
                       TEXAS COOLING TOWER ASSETS

Denver, CO -- Fi-Tek VI (OTCBB-FITK) announced today that its wholly owned subsidiary, Psychrometric Systems, Inc. (PSI), had signed a definitive agreement to acquire certain assets of Texas Cooling Tower, located in Bulverde, Texas.

Texas Cooling Tower is in the business of selling industrial fiberglass cooling towers to customers throughout the United States. "Their product line is utilized in specific process applications in the cooling tower industry and will enable PSI to expand its product lines into these complementary cooling tower designs," said George Kast, President and CEO of Fi-Tek VI.

"The acquisition of these assets will help PSI increase our revenue base, continue to provide the highest quality products to our cooling tower customers and create additional value and opportunities for our shareholders," stated Mr. Kast.

Texas Cooling Tower had revenues of $1.6 million for the year ended December 31, 1996. PSI will continue to utilize the trade name of Texas Cooling Tower for the product line acquired from the company.

Fi-Tek VI management intents to change Fi-Tek VI's name to "GLOBAL WATER TECHNOLOGIES, INC." to reflect its focus on the growing water related market opportunities. PSI will continue to operate under its current name.